UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

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Columbia Funds Variable Series Trust II

(Name of Registrant As Specified In Its Charter)

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VARIABLE PORTFOLIO-TCW CORE PLUS BOND FUND

(formerly, Variable Portfolio-PIMCO Mortgage-Backed Securities Fund)

A SERIES OF COLUMBIA FUNDS VARIABLE SERIES TRUST II

225 Franklin Street

Boston, MA 02110

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

June 13, 2014

As a shareholder of the Variable Portfolio-TCW Core Plus Bond Fund (formerly, Variable Portfolio-PIMCO Mortgage-Backed Securities Fund) (the “Fund”), a series of Columbia Funds Variable Series Trust II (the “Trust”), you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to, among other changes, the hiring of a new subadviser and the renaming of the Fund. This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you need not take any action.

Summary of Information Statement

The Information Statement details the renaming of the Fund and related changes, including the approval of a new subadviser. At a meeting of the Board of Trustees (the “Board”) on January 13-15, 2014, the Board approved (i) a change to the Fund’s name from Variable Portfolio-PIMCO Mortgage-Backed Securities Fund to Variable Portfolio-TCW Core Plus Bond Fund; (ii) the termination of the subadvisory agreement between Columbia Management Investment Advisers, LLC (“Columbia Management”) and Pacific Investment Management Company (“PIMCO”); (iii) a subadvisory agreement between Columbia Management and TCW Investment Management Company (“TCW”); (iv) changes to the Fund’s principal investment strategies and risks to reflect TCW’s investment process and a change to the Fund’s 80% policy that required an 80% investment in mortgage-related fixed income instruments to one that more broadly requires an 80% investment in bonds and other debt securities, including debt securities issued by the U.S. government, its agencies, instrumentalities or sponsored corporations, debt securities issued by corporations, mortgage-and other asset-backed securities and dollar-denominated securities issued by foreign governments, companies or other entities and bank loans and other obligations; and (v) a change to the Fund’s benchmark from the Barclays U.S. Mortgage-Backed Securities Index to the Barclays U.S. Aggregate Bond Index.

The Fund has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that permits Columbia Management, subject to certain conditions, to enter into a new subadvisory agreement with an unaffiliated subadviser (or subadvisers) or to change the terms of an existing subadvisory agreement, provided that the new agreement or the changes to an existing agreement are approved by the Fund’s Board. Approval by the Fund’s shareholders is not required, but the Manager of Managers Order requires that an Information Statement be made available to the Fund’s shareholders.

By sending you this, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may print and view the full Information Statement on the Fund’s website at https://www.columbiamanagement.com/forms-literature/information-statements. The Information Statement will be available on the website until at least September 11, 2014. To view and print the Information Statement, click on the link of the appropriate information statement in order to open the document. You may request a paper copy or PDF via email of the Information Statement, free of charge, by contacting the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by calling (toll-free) 800-345-6611 by June 13, 2015. If you do not request a paper copy or PDF via email by this date, you will not otherwise receive a paper or email copy. The Fund’s most recent annual report and semiannual reports are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or calling 800-345-6611.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

S-6546-37 A (6/14)

VARIABLE PORTFOLIO-TCW CORE PLUS BOND FUND

(formerly, Variable Portfolio-PIMCO Mortgage-Backed Securities Fund)

225 Franklin Street

Boston, MA 02110

INFORMATION STATEMENT

NOTICE REGARDING SUBADVISER

An Important Notice Regarding the Internet Availability of this Information Statement is being mailed on or about June 13, 2014. This Information Statement is being made available to shareholders of Variable Portfolio-TCW Core Plus Bond Fund (formerly, Variable Portfolio-PIMCO Mortgage-Backed Securities Fund) (the “Fund”), a series of Columbia Funds Variable Series Trust II (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that Columbia Management Investment Advisers, LLC (“Columbia Management” or the “Investment Manager”) received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits Columbia Management, subject to certain conditions such as approval by the Fund’s Board of Trustees (the “Board”), and without approval by shareholders, to retain an unaffiliated subadviser (or subadvisers) that Columbia Management believes is (are) best suited to achieve the Fund’s investment objective.

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUND AND ITS MANAGEMENT AGREEMENT

Columbia Management, located at 225 Franklin Street, Boston, MA 02110, serves as investment manager to the Fund pursuant to an Investment Management Services Agreement (the “IMS Agreement”) dated March 1, 2011 and renewed in 2013 and, after the Board Meeting (as defined below) on April 11, 2014. Under the IMS Agreement, Columbia Management monitors the performance of the subadviser on an ongoing basis. Factors it considers with respect to the selection and retention of a subadviser are, among others: the qualifications of the subadviser’s investment personnel, its investment philosophy and process, its compliance program, and its long-term performance results. As compensation for its services, Columbia Management receives a management fee from the Fund and, from this management fee, Columbia Management pays the subadviser a subadvisory fee.

Subadvisers serve pursuant to separate subadvisory agreements with Columbia Management under which the subadviser manages all or a portion of a fund’s investment portfolio, as allocated to the subadviser by Columbia Management, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of the subadviser may execute portfolio transactions for a subadvised fund and receive brokerage commissions in connection with those transactions as permitted by Rule 17e-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services, provided that the subadviser’s procedures are consistent with a fund’s and Columbia Management’s policies.

TCW INVESTMENT MANAGEMENT COMPANY AND THE NEW SUBADVISORY AGREEMENT

At a meeting of the Board on January 13-15, 2014 (the “Board Meeting”), the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the “Independent Trustees”), approved the recommendations of Columbia Management to (i) change the Fund’s name from Variable Portfolio-PIMCO Mortgage-Backed Securities Fund to Variable Portfolio-TCW Core Plus Bond Fund; (ii) terminate the subadvisory agreement between Columbia Management and Pacific Investment Management Company (“PIMCO”); (iii) approve a subadvisory agreement (the “Subadvisory Agreement”) between Columbia Management and TCW Investment Management Company (“TCW”); (iv) modify the Fund’s principal investment strategies and risks to reflect TCW’s investment process, including a change to the Fund’s 80% policy that required an 80% investment in mortgage-related fixed income instruments to one that more broadly requires at least 80% of its investment in bonds and other debt securities, including debt securities issued by the U.S. government, its agencies, instrumentalities or sponsored corporations, debt securities issued by corporations, mortgage-and other asset-backed securities and dollar-denominated securities issued by foreign governments, companies or other entities and bank loans and other obligations; and (v) change the Fund’s benchmark from the Barclays U.S. Mortgage-Backed Securities Index to the Barclays U.S. Aggregate Bond Index. The Subadvisory Agreement went into effect March 21, 2014. Prior to March 21, 2014, the Fund had been subadvised by PIMCO since the Fund’s inception in May 2010.

IMS Fees Paid to Columbia Management and Subadvisory Fees Paid to TCW

Under the IMS Agreement, the Fund pays Columbia Management a management fee as follows:

Variable Portfolio-TCW Core Plus Bond Fund

Net Assets (billions)	Annual rate at each asset level
First $1.0	0.480%
Next $1.0	0.450%
Next $1.0	0.400%
Over $3.0	0.375%

The table above represents the fee rate paid by the Fund to Columbia Management, which will not change as a result of the changes discussed above. Columbia Management, in turn, pays TCW a fee out of its own assets, calculated at the following rates:

•	0.18% on the first $500 million, reducing to 0.05% as assets increase

In addition to the assets of the Fund, TCW manages a portion of another Columbia fund’s assets (Active Portfolios® Multi-Manager Core Plus Bond Fund, a series of Columbia Funds Series Trust I) (the “Other TCW Fund”). These assets and the assets of the Fund will be aggregated for purposes of calculating the fees paid to TCW.

Columbia Management paid PIMCO a fee out of its own assets under the former Subadvisory Agreement with PIMCO at the rate of 0.20% on all assets.

	Fees paid by the Fund to Columbia Management for the period from January 1, 2014 through March 20, 2014*	Fees paid by Columbia Management to PIMCO for the period from January 1, 2014 to March 20, 2014	Fees that would have been paid by Columbia Management to TCW had the Subadvisory Agreement with TCW been in effect for the period from January 1, 2014 to March 20, 2014**		Difference between the fees paid to PIMCO and the fees that would have been paid to TCW for the period from January 1, 2014 to March 20, 2014**
Variable Portfolio-TCW Core Plus Bond Fund (fiscal year ended 12/31/13)	$1,271,570.91	$536,103.86	$241,246.74	***	($294,857.12)

*	Columbia Management uses these fees to pay the subadviser.
**	These amounts are based upon monthly average net assets.
***	The rate used to determine the fees that would have been paid to TCW assumes that assets of the Fund were aggregated with the assets of the Other TCW Fund (based on the terms of the subadvisory agreements with TCW, which covers the Fund and the Other TCW Fund); however, the amount that would have been paid to TCW shown above is based only on the assets of the Fund.

INFORMATION ABOUT TCW

TCW is wholly-owned by the TCW Group, Inc. As of March 31, 2014, TCW had approximately $135.5 billion in assets under management. TCW’s principal offices are located at 865 S. Figueroa St., Suite 1800, Los Angeles, CA 90017.

The following table provides information on the principal executive officers and directors of TCW.

Name	Title/Responsibilities	Address
David Brian Lippman	Director, President, Chief Executive Officer	865 S. Figueroa St., Suite 1800, Los Angeles, CA 90017
Marc Irwin Stern	Director, Chairman	865 S. Figueroa St., Suite 1800, Los Angeles, CA 90017
David Stephen Devito	Chief Operating Officer	865 S. Figueroa St., Suite 1800, Los Angeles, CA 90017
Richard Manuel Villa	Chief Financial Officer	865 S. Figueroa St., Suite 1800, Los Angeles, CA 90017
Meredith Jackson	Interim Chief Compliance Officer	865 S. Figueroa St., Suite 1800, Los Angeles, CA 90017

Other Funds with Similar Investment Objectives Managed by TCW
Name	Assets Managed by TCW as of March 31, 2014	Fee Rate Paid to TCW
RIF Core Bond Fund	$186,505,368.02	0.55%++
Russell Strategic Bond Fund	$1,271,472,719.28	0.50%++
Consulting Group Capital Markets Fund	$251,634,169.21	0.40%++
Absolute Strategies Fund – Total Return	$33,743,488.85	1.60%++
Metropolitan West Total Return Bond Fund	$27,127,634,194.07	0.35%+
Active Portfolios Multi-Manager Core Plus Bond Fund*	$1,664,728,206.74	0.18% on first $500 million, reducing to 0.05% as assets increase++

*	As of the date of this Information Statement, Columbia Management and two subadvisers, including TCW, subadvised Active Portfolios Multi-Manager Core Plus Bond Fund.
+	TCW serves as investment adviser (not as subadviser).
++	TCW serves as subadviser.

BOARD CONSIDERATION AND APPROVAL OF THE SUBADVISORY AGREEMENT

At the January 13-15, 2014 Board meeting, the Board, including all of the Independent Trustees, unanimously approved the proposal to (i) change the Fund’s name from Variable Portfolio-PIMCO Mortgage-Backed Securities Fund to Variable Portfolio-TCW Core Plus Bond Fund; (ii) terminate the subadvisory agreement between Columbia Management and PIMCO; (iii) approve the proposed Subadvisory Agreement between Columbia Management and TCW for the Fund; (iv) modify the Fund’s principal investment strategies and risks to reflect TCW’s investment process and to change the Fund’s 80% policy that required an 80% investment in mortgage-related fixed income instruments to one that more broadly requires an 80% investment in bonds and other debt securities, including debt securities issued by the U.S. government, its agencies, instrumentalities or sponsored corporations, debt securities issued by corporations, mortgage-and other asset backed securities and dollar-denominated securities issued by foreign governments, companies or other entities and bank loans and other obligations; and (v) change to the Fund’s benchmark from the Barclays U.S. Mortgage-Backed Securities Index to the Barclays U.S. Aggregate Bond Index (collectively, the “TCW Proposals”). Independent legal counsel to the Independent Trustees reminded the Board of the legal standards for consideration by directors/trustees of advisory and subadvisory agreements. The Board also recalled its most recent consideration and approval of advisory and subadvisory agreements for annual renewal purposes at the April 2013 meeting (the April Meeting) and, in that connection, independent legal counsel’s discussion of their responsibilities pursuant to Sections 15(c) and 36(b) of the 1940 Act, and the SEC-enumerated factors that should be considered in determining whether to approve a new subadvisory agreement, in this case, with TCW. The Board, its Contracts Committee and Investment Review Committee held meetings and discussions with Columbia Management and reviewed and considered various written materials and oral presentations in connection with TCW’s proposed services, including with respect to the nature, extent and quality of services, profitability and fees and expenses, investment strategy/style, performance and trading practices and the code of ethics and compliance program of TCW. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Trustees, approved the TCW Proposals. Independent legal counsel also noted that the Board should take into account the Contracts Committee’s and Investment Review Committee’s reports respecting the termination of PIMCO and replacement with TCW.

Nature, Extent and Quality of Services to be provided by TCW

The Board considered its analysis of the reports and presentations received by it and the Contracts Committee and Investment Review Committee, detailing the services proposed to be performed by TCW as subadviser for the Fund, as well as its history, reputation, expertise, resources and capabilities, and the qualifications of its personnel. The Board noted that Columbia Management serves as investment manager to the Fund pursuant to an IMS Agreement between Columbia Management and the Fund.

The Board observed that TCW’s compliance program had been reviewed by the Fund’s Chief Compliance Officer and was determined by Columbia Management’s Asset Management Compliance to be reasonably designed to prevent violations of the federal securities laws by the Fund. The Board also observed that information had been presented regarding the capabilities and financial condition of TCW and its ability to carry out its responsibilities under the proposed Subadvisory Agreement. The Board noted, in particular, that TCW’s investment approach was reviewed by the Investment Review Committee (which included a presentation to the Investment Review Committee by TCW) and that the strategy is led by four portfolio managers with over 90 years of experience between them. The Board also recalled the information provided by Columbia Management and the Committee reports regarding TCW’s personnel, its risk controls, philosophy, and investment process.

The Board also discussed the acceptability of the terms of the proposed Subadvisory Agreement, including that the relatively broad scope of services required to be performed by TCW was generally similar in scope to subadvisory agreements applicable to other subadvised funds.

The Board also considered, in this regard, the proposed termination of PIMCO and Columbia Management’s explanation that the termination was due to an effort to improve the Fund’s performance record and find a subadviser that is well suited to broaden the Fund’s strategy to a core-plus bond strategy (particularly, in light of the rising interest rates environment, which management believes would provide greater opportunity to increase shareholder returns over time). In that regard, the Board recalled the Investment Review Committee and Contracts Committee reports regarding the search process undertaken by Columbia Management to identify a prospective successor subadviser with an investment style consistent with Columbia Management’s desire to improve the Fund’s performance and broaden its strategy. In this connection, the Board considered the proposals to change the primary benchmark of the Fund from the Barclays U.S. Mortgage-Backed Securities Index to the Barclays U.S. Aggregate Bond Index and to change the Fund’s principal investment strategies to align with TCW’s investment management style, including a change to the Fund’s policy such that, as approved, at least 80% of the Fund’s investments be invested in an expanded universe of bonds and other debt securities in lieu of a focus on mortgage-related fixed income instruments. The Board recalled, in this regard, representations concerning (i) the expectation that TCW’s strategy is well suited for Columbia Management’s desired broadening of the Fund’s investment strategy in light of the current market environment and (ii) the need to change the Fund’s benchmark to align with the benchmark that TCW seeks to outperform. The Board observed that PIMCO’s performance regarding the Fund did not meet expectations for recent periods.

Investment Performance of TCW

The Board noted that a review of investment performance is a key factor in evaluating the nature, extent and quality of services provided under investment management agreements. The Board recalled its earlier discussion of TCW’s performance with a strategy that is substantially similar to that proposed for the Fund and noted that TCW had outperformed its benchmark, the Barclays U.S. Aggregate Bond Index, and PIMCO’s MBS strategy over multiple periods.

Based on the foregoing, and based on other information received (both oral and written) and other considerations, the Board concluded that TCW was in a position to provide a high quality and level of service to the Fund.

Comparative Fees, Costs of Services Provided and Profitability

The Board reviewed the proposed level of subadvisory fees under the proposed Subadvisory Agreement, noting that the proposed subadvisory fees payable to TCW would be paid by Columbia Management and would not impact the fees paid by the Fund. The Board also reviewed data regarding fees charged by TCW to other clients, including the Other TCW Fund (which is under the governance of a different Board of Trustees and managed by Columbia Management). The Board also reviewed subadvisory fees paid to a different subadviser using a core bond strategy for the Variable Portfolio-JPMorgan Core Bond Fund. The Board recalled its requested reduction in the effective management fee rate to be paid by the Fund and the additional waiver intended to achieve that reduction. The Board observed that the proposed subadvisory fees are generally in line with (i) fees charged by TCW to other subadvisory clients (they were identical to the fees charged to the Other TCW Fund and in line with the subadvisory fees charged to other TCW clients) and (ii) subadvisory fees paid by Columbia Management to subadvisers of other similar funds (including the Variable Portfolio-JPMorgan Core Bond Fund). The Board also considered the expected increase in profitability of Columbia Management and its affiliates in connection with the hiring of TCW (due to the reduced subadvisory fees compared to those paid to PIMCO). The Board observed though that the level of Columbia Management’s services for the Fund are not proposed to change as a result of the change in subadvisers. The Board also noted the additional waiver’s negative impact on Columbia Management’s profitability. The Board concluded that the profitability levels remained within the reasonable ranges of profitability levels reported at the Funds’ April 2013 meetings.

Economies of Scale

The Board also considered the economies of scale that may be realized by Columbia Management and its affiliates as the Fund grows and took note of the extent to which shareholders might also benefit from such growth. The Board considered that the proposed subadvisory fees are not paid by the Fund. The Board observed though that the reduced subadvisory fees would provide savings for Columbia Management at current Fund asset levels. The Board noted, however, the effect of the additional fee waiver which would yield economies of scale to Fund shareholders (even though the subadvisory fee is not paid for by the Fund). The Board also observed that the IMS Agreement would be unaffected by the subadviser change and continues to provide for lower Fund fees as assets increase at pre-established breakpoints. The Board concluded that, after taking into account the subadviser change, the Fund would continue to have opportunities to share economies of scale with shareholders.

Based on all of the foregoing, including all of the information received and presented, the Board, including all of the Independent Trustees, concluded that the proposed subadvisory fees to be paid and the Subadvisory Agreement were fair and reasonable in light of the extent and quality of services proposed to be provided. In reaching this conclusion, no single factor was determinative.

On January 15, 2014, the Board, including all of the Independent Trustees, approved the Subadvisory Agreement.

ADDITIONAL INFORMATION ABOUT THE FUND

In addition to acting as the Fund’s investment manager, Columbia Management (and certain of its affiliates) receive compensation for providing other services to the Fund.

Administrator

Columbia Management serves as the administrator of the Fund.

Principal Underwriter

Columbia Management Investment Distributors, Inc., located at 225 Franklin Street, Boston, MA 02110, serves as the principal underwriter and distributor of the Fund.

Transfer Agent

Columbia Management Investment Services Corp., located at 225 Franklin Street, Boston, MA 02110, serves as the transfer agent of the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semiannual report are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or calling 800.345.6611.

RECORD OF BENEFICIAL OWNERSHIP

For the Fund, as of March 31, 2014, Columbia Management, through its affiliated fund-of-funds, and its affiliate RiverSource Life Insurance Company (located at 829 Ameriprise Financial Center, Minneapolis, MN 55474) owned 100% of the outstanding shares.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in a reasonable time prior to the solicitation of proxies for any such meetings.

S-6546-38 A (6/14)